SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2013, our Board of Directors elected Franklin M. Berger as a director to fill a vacancy on the Board.  The Board of Directors also appointed Mr. Berger to serve on the Audit Committee and the Compensation Committee.

Franklin Berger, CFA, 63,  is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic advisory, financing, partnering, and royalty acquisition advice.  Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from 2007 through June 2008.  Previously, he served as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and at Josephthal & Co. from November 1991 to August 1997. Mr. Berger serves as a director of Seattle Genetics, Inc., BELLUS Health, Inc. and Thallion Pharmaceuticals Inc., which are publicly-traded biotechnology companies. In addition, Mr. Berger previously served as a director of VaxGen, Inc., Isotechnika, Inc. and Emisphere Technologies, Inc., all of which were publicly-traded companies during Mr. Berger’s service as a director. He holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University.

Mr. Berger’s financial background and experience as a business and financial consultant to pharmaceutical and biotechnology firms, and as an equity analyst in the biotechnology industry, combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities as well as providing valuable experience in his role as a member of our Audit Committee and Compensation Committee.

On May 13, 2013, Arnold I Burns informed our Board of Directors that he was retiring from the Board due to health concerns.  Mr. Burns had served on our Audit Committee, our Nominating/Corporate Governance Committee, and our Compensation Committee, of which he was Chairman.

Compensation

As a non-employee director of BioTime, Mr. Berger will receive an annual fee of $15,000 in cash, plus $1,000 for each regular or special meeting of the Board of Directors he attends, and options to purchase 20,000 common shares under our 2012 Equity Incentive Plan.  The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that Mr. Berger remains a director on the last day of the applicable quarter.  The options will expire if not exercised five years from the date of grant.  The exercise price of the options granted to Mr. Berger is $4.20 per share.  Mr. Berger will also receive $7,000 per year for serving on the Audit Committee and $5,000 per year for serving on the Compensation Committee.

Section 8 - Other Events

Item 8.01 - Other Events.

On May 13, 2013, our Board of Directors named Pedro Lichtinger Chairman of the Compensation Committee and added Stephen C. Farrell to its Nominating/Corporate Governance Committee.  Mr. Lichtinger also stepped down from the Audit Committee in conjunction with his assuming the Chair of the Compensation Committee, and the Board appointing Franklin Berger to the Audit Committee.  Information concerning the membership of our Board committees can be found on our website at www.biotimeinc.com.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	May 14, 2013	By	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release Dated May 14, 2013

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